EXHIBIT 32.2

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of KBR, Inc. (“the Company”), hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarter ended March 31, 2007, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CEDRIC W. BURGHER

Cedric W. Burgher
Chief Financial Officer
Date: May 4, 2007